UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2014

JPMORGAN CHASE & CO.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-05805	13-2624428
(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On January 28, 2014, JPMorgan Chase & Co. closed a public offering of $500,000,000 aggregate principal amount of its 1.250% notes due 2017 (the “2017 Notes”), $750,000,000 aggregate principal amount of its floating rate notes due 2019 (the “Floating Rate Notes”), $1,500,000,000 aggregate principal amount of its 2.350% notes due 2019 (the “2019 Notes”), $1,500,000,000 aggregate principal amount of its 3.875% notes due 2024 (the “2024 Notes”) and $1,000,000,000 aggregate principal amount of its 4.850% notes due 2044 (the “2044 Notes” and, together with the 2017 Notes, Floating Rate Notes, 2019 Notes and 2024 Notes, the “Notes”). The Notes were registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-191692). In connection with this offering, the legal opinion as to the legality of the Notes is being filed as Exhibit 5.1 to this report.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

5.1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the $500,000,000 aggregate principal amount of 2017 Notes, $750,000,000 aggregate principal amount of Floating Rate Notes, $1,500,000,000 aggregate principal amount of 2019 Notes, $1,500,000,000 aggregate principal amount of 2024 Notes and $1,000,000,000 aggregate principal amount of 2044 Notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
(Registrant)

By:	/s/ Anthony J. Horan
	Name:	Anthony J. Horan
	Title:	Corporate Secretary

Dated: January 28, 2014

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the $500,000,000 aggregate principal amount of 2017 Notes, $750,000,000 aggregate principal amount of Floating Rate Notes, $1,500,000,000 aggregate principal amount of 2019 Notes, $1,500,000,000 aggregate principal amount of 2024 Notes and $1,000,000,000 aggregate principal amount of 2044 Notes